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                                                                     Exhibit 5.1


                                                                18 January  2000



Global Crossing Ltd
Wessex House
45 Reid Street
Hamilton HM 12
Bermuda

Dear Sirs,

Re:  Global Crossing Ltd (the "Company")
----------------------------------------

We have acted as legal counsel in Bermuda to the Company and this opinion as to Bermuda law is addressed to you in connection with the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement and related documents in relation to common shares of the Company of par value US$0.01 (the "Common Shares") which may be issued pursuant to grants of options under the stock option plans of Frontier Corporation (the "Plans") assumed by the Company under the provisions of the Merger Agreement entered into between the Company, Frontier Corporation and GCF Acquisition Corp. dated as of March 16th , 1999 (the "Merger Agreement").

For the purposes of this opinion we have examined and relied upon the documents listed (which in some cases, are also defined in the Schedule to this opinion (the "Documents")).

Assumptions
-----------

In stating our opinion we have assumed:-

(a) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised or photostatic copies;
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Global Crossing Ltd                  -2-                        18 January 2000



(b)    the genuineness of all signatures on the Documents;

(c) the authority, capacity and power of natural persons signing and, except for the Company in relation to the Merger Agreement, the parties to the Documents;

(d) that any factual statements made in any of the Documents are true, accurate and complete;

(e) that each of the Plans constitutes the legal, valid and binding obligation of each of the parties thereto, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

(f) that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Plans is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(g) that the Resolutions are in full force and effect and have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Board of Directors of the Company in a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout;

(h) that each Director of the Company, when the Bard of Directors of the Company passed the Resolutions, discharged his fiduciary duty owed to the Company and acted honestly and in good faith with a view to the best interests of the Company;

(i) that Frontier Corporation has entered into its obligations under the Plans in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Plans would benefit Frontier Corporation;

(j) that the Merger Agreement and each of the Plans is valid, binding and enforceable under the laws of the jurisdiction by which it is expressed to be governed;

(k) that the adoption of the Plans and the approval of the issues of any awards pursuant to the Plans were duly made under the terms of the Plans, the laws of the
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Global Crossing Ltd                  -3-                        18 January 2000


       jurisdictions by which the Plans are expressed to be governed and the constitutional documents of Frontier and the other companies party to the Plans;

(l) that the issue price of any Common Shares to be issued by the Company pursuant to options awarded under the Plans will not be less than the par value of the Common Shares and the Company will have sufficient authorised capital to effect the issue;

(m) that the Company has entered into its obligations under the Merger Agreement in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Merger Agreement would benefit the Company.

Opinion
-------

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that when duly issued and paid for pursuant to and in accordance with the terms of the Plans and as contemplated by the Registration Statement and the Merger Agreement, the Common Shares will be validly issued, fully paid, non-assessable shares of the Company.

Reservations
------------

We have the following reservations:-

(a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(2) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid shares of the company and subject to any contrary provision in any agreement in writing between such company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the company, either in order to complete payment for their shares, to satisfy claims of creditors of the company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the company.
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Global Crossing Ltd                  -4-                        18 January 2000

Disclosure
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This opinion is addressed to you in connection with the Registration Statement and is not to be made available to, or relied on by any other person or entity, or for any other purpose, without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement of the Company.

This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully



Appleby Spurling & Kempe
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Global Crossing Ltd                  -5-                        18 January 2000



                                   SCHEDULE
                                   --------


1. A faxed copy of an original Registration Statement on Form S-8 filed January 18, 2000 with respect to the Common Shares excluding Exhibits and the documents incorporated by reference.

2.       The Merger Agreement

3. Certified copies of the Minutes of the Meeting of the Board of Directors of the Company held on 6th March and 16th May, 1999, which approved the Merger Agreement (the "Resolutions").

4. Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws for the Company (collectively referred to as the "Constitutional Documents").